EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement under the Securities Act of 1933 on Form S-8, of our report dated February 24, 2014 relating to the consolidated financial statements NeoGenomics, Inc. (the “Company”) as of December 31, 2013 and for the years ended December 31, 2013 and 2012 which appear in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.

Tampa, Florida

July 28, 2015